CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share	34,176,574	$38.44(1)	$1,313,747,504.56	$121,784.40(2)

(1)

Estimated solely for purposes of calculating the amount of the registration fee. In accordance with Rule 457(c) and Rule 456(b) of the Securities Act of 1933, as amended, the price shown is the average of the high and low selling prices of the Common Stock on November 3, 2021, as reported on the New York Stock Exchange.

(2)

Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended. This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in our Registration Statement on Form S-3 (File No. 333-260777).

Filed pursuant to Rule 424(b)(7)
Registration No. 333-260777

Prospectus Supplement

(To Prospectus dated November 4, 2021)

34,176,574 Shares

The Mosaic Company

Common Stock

The selling stockholders named in this prospectus supplement are offering 34,176,574 shares of common stock of The Mosaic Company. We will not receive any proceeds from the sale of our common stock by the selling stockholders.

Our common stock is listed on The New York Stock Exchange, or NYSE, under the symbol “MOS.” On November 3, 2021, the closing sales price of our common stock as reported on the NYSE was $39.48 per share.

Subject to the completion of the offering, we intend to concurrently repurchase from the underwriter, out of the aggregate 34,176,574 shares of our common stock that are the subject of the offering, 8,544,144 shares of our common stock at a price per share equal to the price at which the underwriter will purchase the shares from the selling stockholders in the offering. The offering is not conditioned upon the completion of the share repurchase.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement and the risk factors contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2021, each of which is incorporated by reference herein, for a discussion of certain risks you should consider in connection with an investment in shares of our common stock.

The underwriter has agreed to purchase the shares of our common stock from the selling stockholders at a price of $36.84 per share, which will result in approximately $1.26 billion of proceeds to the selling stockholders before expenses. The underwriter proposes to offer the shares of common stock from time to time for sale in one or more transactions on the NYSE, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. See “Underwriting” for additional information on how the underwriter may sell or otherwise dispose of its shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriter expects to deliver the shares of our common stock against payment in New York, New York on or about November 9, 2021.

Morgan Stanley

The date of this prospectus supplement is November 4, 2021.

Prospectus Supplement

Prospectus

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of a registration statement that The Mosaic Company has filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process. Under this shelf process, we are offering to sell shares of our common stock using this prospectus supplement and the accompanying prospectus. This prospectus supplement describes the specific terms of this offering of shares of our common stock. The accompanying prospectus and the information incorporated by reference therein describe our business and give more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. You should read this prospectus supplement together with the accompanying prospectus and any free writing prospectus before making a decision to invest in shares of our common stock. If the information in this prospectus supplement or the information incorporated by reference in this prospectus supplement is inconsistent with the accompanying prospectus, the information in this prospectus supplement or the information incorporated by reference in this prospectus supplement will apply and will supersede that information in the accompanying prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and any free writing prospectus authorized by us. We, the selling stockholders and the underwriter have not authorized anyone to provide you with additional or different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. We, the selling stockholders and the underwriter are not making an offer to sell the shares of our common stock in any jurisdiction where an offer or sale is not permitted. You should assume that the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date on the front cover of those respective documents, regardless of the time of delivery of this prospectus supplement or of any sale of the shares of our common stock. Our business, prospects, financial condition and results of operations may have changed since those dates.

BASIS OF PRESENTATION

As used in this prospectus supplement, the terms “we,” “our,” “us,” “Mosaic” and “the Company”, except as otherwise indicated or as the context otherwise indicates, refer to The Mosaic Company and/or its applicable subsidiary or subsidiaries. All references in this prospectus supplement to “$,” “U.S. Dollars” and “dollars” are to United States dollars.

TRADEMARKS

We own or have rights to trademarks, service marks or trade names that we use in connection with the operation of our business. Other trademarks, service marks and trade names appearing in this prospectus supplement or the documents incorporated by reference herein are the property of their respective owners. Solely for convenience, the trademarks, service marks, and trade names referred to in this prospectus supplement may be listed without the ® and ™ symbols, but we will assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks, and trade names.

PROSPECTUS SUPPLEMENT SUMMARY

The following summary contains information about the offering of the shares of our common stock. It does not contain all of the information that may be important to you in making a decision to purchase the shares of our common stock. For a more complete understanding of The Mosaic Company and the offering of the shares of our common stock, we urge you to read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein carefully, including the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and our financial statements and the notes to those financial statements.

Our Company

We are the world’s leading producer and marketer of concentrated phosphate and potash crop nutrients. Through our broad product offering, we are a single source supplier of phosphate- and potash-based crop nutrients and animal feed ingredients. We serve customers in approximately 40 countries. We are the second largest integrated phosphate producer in the world and one of the largest producers and marketers of phosphate-based animal feed ingredients in North America and Brazil. Following our January 8, 2018 acquisition (the “Acquisition”) of the global phosphate and potash operations of Vale S.A. conducted through Mosaic Fertilizantes P&K S.A. (formerly Vale Fertilizantes S.A.), we are the leading fertilizer production and distribution company in Brazil. We mine phosphate rock in Florida, Brazil and Peru. We process rock into finished phosphate products at facilities in Florida, Louisiana and Brazil. Upon completion of the Acquisition, we became the majority owner of an entity operating a phosphate rock mine in the Bayovar region in Peru, in which we previously held a minority equity interest. We are one of the four largest potash producers in the world. We mine potash in Saskatchewan, New Mexico and Brazil. We have other production, blending or distribution operations in Brazil, China, India and Paraguay, as well as a strategic equity investment in a joint venture that operates a phosphate rock mine and chemical complexes in the Kingdom of Saudi Arabia. Our distribution operations serve the top four nutrient-consuming countries in the world: China, India, the United States and Brazil.

The Mosaic Company is a Delaware corporation that was incorporated in March 2004 and serves as the parent company of the business that was formed through the October 2004 combination of IMC Global Inc. and the fertilizer businesses of Cargill, Incorporated. We are publicly traded on The New York Stock Exchange under the ticker symbol “MOS” and are headquartered in Tampa, Florida.

We conduct our business through wholly and majority-owned subsidiaries as well as businesses in which we own less than a majority or a non-controlling interest. We are organized into three reportable business segments: Phosphates, Potash and Mosaic Fertilizantes. Intersegment eliminations, unrealized mark-to-market gains/losses on derivatives, debt expenses, Streamsong Resort results of operations, and the results of the China and India distribution businesses are included within Corporate, Eliminations and Other.

Our principal executive offices are located at 101 East Kennedy Blvd, Suite 2500, Tampa, Florida 33602, telephone (800) 918-8270. Our Internet website address is www.mosaicco.com. Information on our website is not a part of, or incorporated by reference in, this prospectus supplement.

Concurrent Share Repurchase

Subject to the completion of the offering, we intend to concurrently repurchase from the underwriter, out of the aggregate 34,176,574 shares of our common stock that are the subject of the offering,

8,544,144 shares of our common stock at a price per share equal to the price at which the underwriter will purchase the shares from the selling stockholders in the offering. We refer to this transaction as the “concurrent share repurchase.” The offering is not conditioned upon the completion of the concurrent share repurchase and therefore there can be no assurance that the concurrent share repurchase will be completed.

The concurrent share repurchase was approved by our board of directors and its Corporate Governance and Nominating Committee. We intend to fund the concurrent share repurchase with cash on hand. Any shares of our common stock that we repurchase in the concurrent share repurchase will be retired.

The description of, and the other information in this prospectus supplement regarding, the concurrent share repurchase are included in this prospectus supplement for informational purposes only. Nothing in this prospectus supplement should be construed as an offer to sell, or the solicitation of an offer to buy, any of our common stock subject to the concurrent share repurchase.

The Offering

Common stock offered by the selling stockholders	34,176,574 shares.

Common stock outstanding	378,954,572 shares (as of November 1, 2021).

Common stock outstanding after the concurrent share repurchase	370,410,428 shares.

Use of proceeds	We will not receive any proceeds from the sale of shares being sold in this offering. The selling stockholders will receive all of the net proceeds and bear all commissions and discounts, if any, from the sale of our common stock pursuant to this prospectus supplement. See “Use of Proceeds” and “Selling Stockholders.”

Concurrent share repurchase	Subject to the completion of the offering, we intend to concurrently repurchase from the underwriter, out of the aggregate 34,176,574 shares of our common stock that are the subject of the offering, 8,544,144 shares of our common stock at a price per share equal to the price at which the underwriter will purchase the shares from the selling stockholders in the offering. The offering is not conditioned upon the completion of the share repurchase. See “—Concurrent Share Repurchase.”

Risk factors	You should carefully read and consider the information set forth under “Risk Factors” herein, in the accompanying prospectus and in the documents incorporated by reference herein, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2021, before deciding to invest in our common stock.

Dividend policy	Holders of our common stock are entitled to receive ratably dividends if, as and when dividends are declared from time to time by our board of directors out of funds legally available for that purpose. While we currently expect to pay annual cash dividends of $0.45 per share consistent with our dividend policy, whether we will do so, and the timing and amount of those dividends, will be subject to approval and declaration by our board of directors and will depend on a variety of factors, including the earnings, cash requirements and financial condition of the Company and other factors deemed relevant by our board of directors. See “Dividend Policy.”

NYSE ticker symbol	“MOS.”

The number of shares of our common stock to be outstanding after this offering and the concurrent share repurchase is based on 378,954,572 shares of our common stock outstanding as of November 1, 2021 and (i) reflects the retirement of 8,544,144 shares of our common stock in the concurrent share repurchase and (ii) does not reflect:

•	1,116,763 shares of common stock issuable upon the exercise of time-based options outstanding as of November 1, 2021, all of which were then vested and exercisable;

•	2,487,396 restricted stock units and 2,845,308 performance units outstanding as of November 1, 2021; and

•	15,363,510 shares of common stock available for issuance under our 2004 Omnibus Stock and Incentive Plan and 2014 Stock and Incentive Plan.

RISK FACTORS

An investment in our common stock involves risk. You should carefully consider the following risks as well as the other information included or incorporated by reference in this prospectus supplement, including our financial statements and related notes, before investing in the shares of our common stock. In addition to the risk factors set forth below, please read the information included or incorporated by reference under the heading “Risk Factors” in the accompanying prospectus, our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2021. Any of these risks could materially and adversely affect our business, financial condition or results of operations. In such a case, you may lose all or part of your original investment. The risks described herein and those incorporated by reference into this prospectus supplement and the accompanying prospectus are not the only risks we face. Additional risks and uncertainties not presently known to us or which we currently consider immaterial also could materially and adversely affect our business, financial condition or results of operations.

Risks Related to this Offering and Ownership of Our Common Stock

The market price and trading volume of our common stock may be volatile, which could result in rapid and substantial losses for our stockholders.

The market price of our common stock may be highly volatile and could be subject to wide fluctuations. In addition, the trading volume in our common stock may fluctuate and cause significant price variations to occur. If the market price of our common stock declines significantly, you may be unable to resell your shares at or above your purchase price, if at all. The market price of our common stock may fluctuate or decline significantly in the future. Some of the factors that could negatively affect our share price or result in fluctuations in the price or trading volume of our common stock include:

•	market conditions in the broader stock market;

•	actual or anticipated fluctuations in our quarterly financial and operating results;

•	introduction of new products or services by us or our competitors;

•	the public’s reaction to our press releases, our other public announcements and our filings with the SEC;

•	changes in, or failure to meet, earnings estimates or recommendations by research analysts who track our common stock or the stock of other companies in our industries;

•	strategic actions by us, our customers or our competitors, such as acquisitions or restructurings;

•	changes in accounting standards, policies, guidance, interpretations or principles;

•	issuance of new or changed securities analysts’ reports or recommendations or termination of coverage of our common stock by securities analysts;

•	guidance, if any, that we provide to the public, any changes in this guidance, or our failure to meet this guidance;

•	sales, or anticipated sales, of large blocks of our stock;

•	the granting or exercise of employee stock options;

•	volume of trading in our common stock;

•	additions or departures of key personnel;

•	regulatory or political developments;

•	litigation and governmental investigations;

•	cybersecurity threats, attacks, or other disruptions to our information technology systems, or failure to comply with data privacy laws and regulations;

•	changing economic conditions;

•	defaults on our indebtedness; and

•	exchange rate fluctuations.

These and other factors, many of which are beyond our control, may cause our operating results and the market price and demand for our shares to fluctuate substantially. While we believe that operating results for any particular quarter are not necessarily a meaningful indication of future results, fluctuations in our quarterly operating results could limit or prevent investors from readily selling their shares and may otherwise negatively affect the market price and liquidity of our shares. In addition, in the past, when the market price of a stock has been volatile, holders of that stock have sometimes instituted securities class action litigation against the company that issued the stock. If any of our stockholders brought a lawsuit against us, we could incur substantial costs defending the lawsuit. Such a lawsuit could also divert the time and attention of our management from our business, which could significantly harm our profitability and reputation.

Certain provisions of our corporate governance documents and Delaware law could hinder, delay or prevent a change in control of us that you might consider favorable, which could also adversely affect the price of our common stock.

Our restated certificate of incorporation, our amended and restated bylaws and Delaware law contain provisions, such as provisions authorizing, without a vote of stockholders, the issuance of one or more series of preferred stock, that could make it difficult or expensive for a third party to pursue a tender offer, change in control or takeover attempt that is opposed by our management and board of directors even if such a transaction would be beneficial to our stockholders. These anti-takeover provisions could substantially impede the ability of public stockholders to change our management or board of directors, even if the third party’s offer may be considered beneficial by many of our stockholders. As a result, our stockholders may be limited in their ability to obtain a premium for their shares.

Because a significant portion of our operations is conducted through our subsidiaries, we are largely dependent on our receipt of distributions or other payments from our subsidiaries for cash to fund all of our operations and expenses, including to make dividend payments.

A significant portion of our operations is conducted through our subsidiaries. As a result, our ability to service our debt or to make dividend payments or other distributions is largely dependent on the earnings of our subsidiaries and the payment of those earnings to us in the form of dividends, loans or advances and through repayment of loans or advances from us. Payments to us by our subsidiaries will be contingent upon our subsidiaries’ earnings and other business considerations and may be subject to statutory or contractual restrictions. In addition, there may be significant tax and other legal restrictions on the ability of non-U.S. subsidiaries or associates to remit money to us.

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

Some of the information included in this prospectus supplement and the accompanying prospectus is applicable to each sale of securities offered pursuant to this prospectus supplement and the documents we have incorporated by reference may include statements of our expectations, intentions, plans and beliefs that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are intended to come within the safe harbor protection provided by those sections. These statements relate to future events or our future financial performance. We use words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “will,” “should” or other similar words to identify forward-looking statements.

Factors that could cause reported results to differ materially from those expressed or implied by the forward-looking statements include, but are not limited to, the following:

•

business and economic conditions and governmental policies affecting the agricultural industry where we or our customers operate, including price and demand volatility resulting from periodic imbalances of supply and demand;

•

the impact of the novel coronavirus Covid-19 pandemic on the global economy and our business, suppliers, customers, employees and the communities in which we operate, as further described in our most recent Annual Report on Form 10-K, which is incorporated by reference in this prospectus supplement;

•	drop in oil demand, which could lead to a significant decline in production, and its impact on the availability and price of sulfur, a key raw material input for our Phosphate segment operations;

•

because of political and economic instability or changes in government policies in Brazil, Saudi Arabia, Peru or other countries in which we do business, our operations could be disrupted as higher costs of doing business could result, including those associated with implementation of new freight tables and new mining legislation;

•	changes in farmers’ application rates for crop nutrients;

•	changes in the operation of world phosphate or potash markets, including consolidation in the crop nutrient industry, particularly if we do not participate in the consolidation;

•

the expansion or contraction of production capacity or selling efforts by competitors or new entrants in the industries in which we operate, including the effects of actions by the other member of Canpotex Limited (“Canpotex”) to prove its production capacity of potash expansion projects, through proving runs or otherwise;

•	the effect of future product innovations or development of new technologies on demand for our products;

•

seasonality in our business that results in the need to carry significant amounts of inventory and seasonal peaks in working capital requirements, which may result in excess inventory or product shortages;

•	changes in the costs, or constraints on supplies, of raw materials or energy used in manufacturing our products, or in the costs or availability of transportation for our products;

•

declines in our selling prices or significant increases in costs that can require us to write down our inventories to the lower of cost or market, or require us to impair goodwill or other long-lived assets, or establish a valuation allowance against deferred tax assets;

•

the lag in realizing the benefit of falling market prices for the raw materials we use to produce our products that can occur while we consume raw materials that we purchased or committed to purchase in the past at higher prices;

•	disruptions of our operations at any of our key production, distribution, transportation or terminaling facilities, including those of Canpotex or any joint venture in which we participate;

•	shortages or other unavailability of railcars, tugs, barges and ships for carrying our products and raw materials;

•	the effects of and change in trade, monetary, environmental, tax and fiscal policies, laws and regulations;

•	foreign exchange rates and fluctuations in those rates;

•	tax regulations, currency exchange controls and other restrictions that may affect our ability to optimize the use of our liquidity;

•	risks associated with our international operations, including any potential and actual adverse effects related to the Miski Mayo mine;

•	adverse weather conditions affecting our operations, including the impact of potential hurricanes, excessive heat, cold, snow, rainfall or drought;

•

difficulties or delays in receiving, challenges to, increased costs of obtaining or satisfying conditions of, or revocation or withdrawal of required governmental and regulatory approvals, including permitting activities;

•

changes in the environmental and other governmental regulation that applies to our operations, including federal legislation or regulatory action expanding the types and extent of water resources regulated under federal law and the possibility of further federal or state legislation or regulatory action affecting or related to greenhouse gas emissions, including carbon taxes or other measures that may be implemented in Canada or other jurisdictions in which we operate, or of restrictions or liabilities related to elevated levels of naturally-occurring radiation that arise from disturbing the ground in the course of mining activities or possible efforts to reduce the flow of nutrients into the Gulf of Mexico, the Mississippi River basin or elsewhere;

•	the potential costs and effects of implementation of federal or state water quality standards for the discharge of nitrogen and/or phosphorus into Florida waterways;

•	the financial resources of our competitors, including state-owned and government-subsidized entities in other countries;

•	the possibility of defaults by our customers on trade credit that we extend to them or on indebtedness that they incur to purchase our products and that we guarantee;

•

the effectiveness of the processes we put in place to manage our significant strategic priorities, including the expansion of our Potash business and our investment in the Ma’aden Wa’ad Al Shamal Phosphate Company (the “MWSPC”), and to successfully integrate and grow acquired businesses;

•

actual costs of various items differing from management’s current estimates, including, among others, asset retirement, environmental remediation, reclamation or other environmental obligations and Canadian resource taxes and royalties, or the costs of MWSPC or its existing or future funding;

•

the costs and effects of legal and administrative proceedings and regulatory matters affecting us, including environmental, tax or administrative proceedings, complaints that our operations are adversely impacting nearby farms, businesses, other property uses or properties, settlements thereof and actions taken by courts with respect to approvals of settlements, costs related to defending and resolving global audit, appeal or court activity, and other, and other further developments in legal proceedings and regulatory matters;

•	the success of our efforts to attract and retain highly qualified and motivated employees;

•

strikes, labor stoppages or slowdowns by our work force or increased costs resulting from unsuccessful labor contract negotiations, and the potential costs and effects of compliance with new regulations affecting our workforce, which increasingly focus on wages and hours, healthcare, retirement and other employee benefits;

•	brine inflows at our potash mines;

•

accidents or other incidents involving our properties or operations, including potential fires, explosions, seismic events, sinkholes, unsuccessful tailings management, ineffective mine safety procedures, or releases of hazardous or volatile chemicals;

•

terrorism or other malicious intentional acts, including cybersecurity risks such as attempts to gain unauthorized access to, or disable, our information technology systems or the data therein, or our costs of addressing malicious intentional acts;

•	risks associated with our attempts to comply (or alleged failure to comply) with applicable data privacy laws and regulations;

•	actions by the holders of controlling equity interests in businesses in which we hold a noncontrolling interest;

•

changes in our relationships with the other member of Canpotex or any joint venture in which we participate or their or our exit from participation in Canpotex or any such export association or joint venture, and other changes in our commercial arrangements with unrelated third parties;

•

difficulties in realizing benefits under our long-term natural gas based pricing ammonia supply agreement with CF Industries, Inc., including the risks that the cost savings initially anticipated from the agreement may not be fully realized over the term of the agreement or that the price of natural gas or the market price for ammonia during the agreement’s term are at levels at which the agreement’s natural gas based pricing is disadvantageous to us, compared with purchases in the spot market; and

•	other risk factors reported from time to time in our SEC reports.

When considering these forward-looking statements, you should keep in mind the cautionary statements in this document, any applicable prospectus supplement and the documents incorporated by reference. These forward-looking statements speak only as of the date on which such statements were made, and we undertake no obligation to update or revise these statements except as required by federal securities laws.

USE OF PROCEEDS

The selling stockholders will receive all of the net proceeds from the sale of shares of our common stock offered pursuant to this prospectus supplement. We will not receive any proceeds from the sale of shares being sold in this offering. The selling stockholders will bear the underwriting commissions and discounts, if any, attributable to its sale of our common stock, and we will bear the remaining expenses. See “Selling Stockholders.”

DIVIDEND POLICY

Holders of our common stock are entitled to receive ratably dividends if, as and when dividends are declared from time to time by our board of directors out of funds legally available for that purpose. In the first quarter of 2015, we increased our annual dividend to $1.10 per share. In the first quarter of 2017, we decreased our annual dividend to $0.60 per share and in the fourth quarter of 2017, we decreased it to $0.10 per share. In the first quarter of 2019, we increased our annual dividend to $0.20 per share, in the first quarter of 2021, we increased our annual dividend to $0.30 per share, and in the fourth quarter of 2021, we increased our annual dividend to $0.45 per share. While we currently expect to continue to pay annual cash dividends of $0.45 per share consistent with our dividend policy, whether we will do so, and the timing and amount of those dividends, will be subject to approval and declaration by our board of directors and will depend on a variety of factors, including the earnings, cash requirements and financial condition of the Company and other factors deemed relevant by our board of directors.

CERTAIN RELATIONSHIPS AND TRANSACTIONS WITH RELATED PERSONS

The following description of certain relationships and related party transactions should be read together with the information contained under the heading “Policy and Procedures Regarding Transactions with Related Persons” contained in our proxy statement filed with the SEC on April 7, 2021.

Mosaic Fertilizantes Investor Agreement

On January 8, 2018 (the “Closing Date”), we completed the purchase from Vale S.A. (“Vale” and, collectively with its wholly owned subsidiary, Vale Fertilizer Netherlands, B.V., the “Vale Investor,” and collectively with Vale Fertilizer Netherlands, B.V. and certain of Vale S.A.’s affiliates, the “Vale Stockholders”) Vale’s global phosphate and potash operations conducted through the entity now known as Mosaic Fertilizantes (the “Brazil Acquisition”). On the Closing Date, Mosaic entered into the Investor Agreement with the Vale Investor (the “Investor Agreement”). The Investor Agreement provides for certain rights and restrictions including the following:

Director Designation Rights

The Investor Agreement provides that (i) so long as the Vale Stockholders beneficially own a number of shares of our common stock representing at least 90% of the shares issued to them at the closing of the Brazil Acquisition (together with any shares of our common stock received by the Vale Stockholders in connection with any stock split, stock dividend or similar transaction, the “Shares”), the Vale Stockholders will be entitled to designate two individuals for nomination to our board of directors, and (ii) so long as the Vale Stockholders beneficially own a number of shares of our common stock representing at least 50% of the Shares (but less than 90% of the Shares), the Vale Stockholders will be entitled to designate one individual for nomination to our board of directors, in each case, at each stockholders meeting at which our directors are elected. Each individual nominated by the Vale Stockholders must meet the standards and qualifications set forth in the Investor Agreement upon the reasonable determination of our board of directors or its Corporate Governance and Nominating Committee. So long as the Vale Stockholders have the right to designate two nominees, the Vale Stockholders may only designate one nominee who is then serving as a director, officer or employee of Vale or any of its subsidiaries and, if the Vale Stockholders designate two nominees, one of the two designees must be “independent” with respect to Mosaic under the rules governing companies listed on the NYSE and under our Director Independence Standards.

The Vale Investor designated Messrs. Bernardes and Siani Pires for nomination as directors in accordance with the Investor Agreement. After the completion of this offering, although the Vale Stockholders will no longer beneficially own any Shares, we expect that Messrs. Bernardes and Siani Pires will remain on our board of directors.

Transfer Restrictions

The Investor Agreement also provides that, so long as the Vale Stockholders beneficially own 5% or more of our outstanding voting securities, the Vale Stockholders may not, subject to certain specified exceptions, transfer any Shares to (i) any person if, after giving effect to such transfer, such person would beneficially own voting securities that represent 5% or more of our total voting power or (ii) certain specified competitors and other persons identified in the Investor Agreement.

Standstill Restrictions and Voting Arrangements

During the period (the “Standstill Period”) from the Closing Date until the later of January 8, 2021 and the date on which our board of directors no longer includes any designees of the Vale Stockholders, the Vale Stockholders are subject to certain standstill restrictions, including restrictions on acquiring any additional shares of our common stock, subject to specified exceptions. Also during the Standstill Period, the Vale Stockholders agreed that they will vote all voting securities of Mosaic that they beneficially own (i) with respect to any proposal or resolution relating to the election of directors, in accordance with the recommendation of our board of directors and (ii) with respect to any other proposal or resolution, at their election, either in the same manner as, and in the same proportion to, all voting securities that are not beneficially held by the Vale Stockholders are voted or in accordance with the recommendation of our board of directors. After the date on which our board of directors no longer includes a nominee designated by the Vale Stockholders, the Vale Stockholders may vote all of the voting securities of Mosaic they beneficially own in their sole discretion with respect to any proposal or resolution relating to any merger, consolidation, business combination or other extraordinary transaction involving us or any of our subsidiaries.

Registration Rights; Termination

Under the Investor Agreement, the Vale Stockholders are entitled to certain demand and customary piggyback registration rights which began on January 8, 2020. Except for certain specified provisions, the Investor Agreement will terminate (i) upon the mutual agreement of the parties thereto or (ii) on the date on which the Vale Stockholders no longer beneficially own any Shares, which will be the date on which the offering is completed.

Concurrent Share Repurchase

Subject to the completion of the offering, we intend to concurrently repurchase from the underwriter, out of the aggregate 34,176,574 shares of our common stock that are the subject of the offering, 8,544,144 shares of our common stock at a price per share equal to the price at which the underwriter will purchase the shares from the selling stockholders in the offering. The offering is not conditioned upon the completion of the share repurchase. See “Prospectus Supplement Summary—Concurrent Share Repurchase.”

SELLING STOCKHOLDERS

The following table and accompanying footnotes set forth information with respect to the beneficial ownership of the selling stockholders, the number of shares of our common stock offered hereby by the selling stockholders and information with respect to shares to be beneficially owned by the selling stockholders after completion of this offering and the concurrent share repurchase.

The number of shares and percentages of beneficial ownership provided in the table below are based on the beneficial ownership as of November 1, 2021 and are based on 378,954,572 shares of our common stock, par value $0.01 per share, outstanding as of November 1, 2021 and, where indicated, give effect to the repurchase by us of 8,544,144 shares of our common stock in the concurrent share repurchase.

A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security or has the right to acquire such powers within 60 days.

To our knowledge, unless otherwise noted in the footnotes to the table below, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to their beneficially owned common stock.

	Shares Beneficially Owned Prior to the Offering and the Concurrent Share Repurchase		Shares to be Sold in this Offering	Shares Beneficially Owned After the Offering and the Concurrent Share Repurchase
Name of Beneficial Owner	Number	Percentage of Total Common Stock	Number	Number	Percentage of Total Common Stock
Selling Stockholders:
Vale S.A.(1)	34,176,574	9.0%	34,176,574	0	—
Vale Fertilizer Netherlands B.V.(2)	4,322,003	1.1%	4,322,003	0	—

(1)

Share ownership is as of January 8, 2018, as set forth in the Schedule 13D filed with the SEC on January 18, 2018. Based solely on that filing, Vale S.A. is deemed to beneficially own 34,176,574 shares of our common stock, including shares held by, and to be sold by, Vale Fertilizer Netherlands B.V., with shared voting and dispositive power as to all of such shares. The principal business address for Vale S.A. is c/o Praia de Botafogo 186 – suites 701, 1101, 1601, 1701, 1801 and 1901 – Rio de Janeiro, RJ, 22250-145 Brazil.

(2)	The principal business address for Vale Fertilizer Netherlands B.V. is Piet Heinkade 55, 1019 GM Amsterdam, the Netherlands.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following is a summary of certain United States federal income tax consequences of the ownership and disposition of our common stock. This summary deals only with common stock that is held as a capital asset by a non-U.S. holder (as defined below).

A “non-U.S. holder” means a beneficial owner of our common stock (other than an entity or arrangement treated as a partnership for United States federal income tax purposes) that is not, for United States federal income tax purposes, any of the following:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those summarized below. This summary does not address all of the United States federal income tax consequences that may be relevant to you in light of your particular circumstances, nor does it address the Medicare tax on net investment income, United States federal estate and gift taxes or the effects of any state, local or non-United States tax laws. In addition, it does not represent a detailed description of the United States federal income tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws (including if you are a United States expatriate, foreign pension fund, “controlled foreign corporation,” “passive foreign investment company” or a partnership or other pass-through entity for United States federal income tax purposes). We cannot assure you that a change in law will not alter significantly the tax considerations that we describe in this summary.

If a partnership (or other entity or arrangement treated as a partnership for United States federal income tax purposes) holds our common stock, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner of a partnership considering an investment in our common stock, you should consult your tax advisors.

If you are considering the purchase of our common stock, you should consult your own tax advisors concerning the particular United States federal income tax consequences to you of the ownership and disposition of our common stock, as well as the consequences to you arising under other United States federal tax laws and the laws of any other taxing jurisdiction.

Dividends

In the event that we make a distribution of cash or other property (other than certain pro rata distributions of our stock) in respect of our common stock, the distribution generally will be treated as a dividend for United States federal income tax purposes to the extent it is paid from our current or accumulated earnings and profits, as determined under United States federal income tax principles. Any portion of a distribution that exceeds our current and accumulated earnings and profits generally will be treated first as a tax-free return of capital, causing a reduction in the adjusted tax basis of a non-U.S. holder’s common stock, and to the extent the amount of the distribution exceeds a non-U.S. holder’s adjusted tax basis in our common stock, the excess will be treated as gain from the disposition of our common stock (the tax treatment of which is discussed below under “—Gain on Disposition of Common Stock”).

Dividends paid to a non-U.S. holder generally will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, are attributable to a United States permanent establishment of the non-U.S. holder) are not subject to the withholding tax, provided certain certification and disclosure requirements are satisfied. Instead, such dividends are subject to United States federal income tax on a net income basis generally in the same manner as if the non-U.S. holder were a United States person as defined under the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A non-U.S. holder who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required (a) to provide the applicable withholding agent with a properly executed Internal Revenue Service (“IRS”) Form W-BEN or Form W-8BEN-E (or other applicable form) certifying under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits or (b) if our common stock is held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable United States Treasury regulations. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals.

A non-U.S. holder eligible for a reduced rate of United States federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Gain on Disposition of Common Stock

Subject to the discussion of backup withholding below, any gain realized by a non-U.S. holder on the sale or other disposition of our common stock generally will not be subject to United States federal income tax unless:

•

the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the non-U.S. holder);

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•

we are or have been a “United States real property holding corporation” for United States federal income tax purposes and as long as our common stock is regularly traded on an established securities market, such non-U.S. holder holds or has held, directly or indirectly, at any time within the shorter of the five-year period ending on the date of disposition or such non-U.S. holder’s holding period of our common stock, more than 5% of our common stock.

A non-U.S. holder described in the first bullet point immediately above will be subject to tax on the gain derived from the sale or other disposition in the same manner as if the non-U.S. holder were a United States person as defined under the Code. In addition, if any non-U.S. holder described in the first bullet point immediately above is a foreign corporation, the gain realized by such non-U.S. holder may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet point immediately above will be subject to a

30% (or such lower rate as may be specified by an applicable income tax treaty) tax on the gain derived from the sale or other disposition, which gain may be offset by United States source capital losses even though the individual is not considered a resident of the United States.

Generally, a corporation is a “United States real property holding corporation” if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for United States federal income tax purposes). We believe we are not currently a “United States real property holding corporation” for United States federal income tax purposes. However, no assurances can be given as to our status as a “United States real property holding corporation” in the future.

Information Reporting and Backup Withholding

Distributions paid to a non-U.S. holder and the amount of any tax withheld with respect to such distributions generally will be reported to the IRS. Copies of the information returns reporting such distributions and any withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.

A non-U.S. holder will not be subject to backup withholding on distributions received if such holder certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a United States person as defined under the Code), or such holder otherwise establishes an exemption.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition of our common stock within the United States or conducted through certain United States-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s United States federal income tax liability provided the required information is timely furnished to the IRS.

Additional Withholding Requirements

Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% United States federal withholding tax may apply to any dividends paid on our common stock to (i) a “foreign financial institution” (as specifically defined in the Code and whether such foreign financial institution is the beneficial owner or an intermediary) which does not provide sufficient documentation evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code and whether such non-financial foreign entity is the beneficial owner or an intermediary) which does not provide sufficient documentation evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial United States beneficial owners of such entity (if any). If a dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “—Dividends,” an applicable withholding agent may credit the withholding under FATCA against, and therefore reduce, such other withholding tax. While withholding under FATCA would also have applied to payments of gross proceeds from the sale or other taxable disposition of our common stock, proposed United States Treasury regulations (upon which taxpayers may rely until final regulations are issued) eliminate FATCA withholding on payments of gross proceeds entirely. You should consult your own tax advisors regarding these requirements and whether they may be relevant to your ownership and disposition of our common stock.

UNDERWRITING

Morgan Stanley & Co. LLC is acting as the underwriter for this offering. Subject to the terms and conditions set forth in an underwriting agreement among us, the selling stockholders and the underwriter, the selling stockholders have agreed to sell to the underwriter, and the underwriter has agreed to purchase from the selling stockholders, 34,176,574 shares of common stock, which includes 8,544,144 shares of our common stock that we intend to repurchase from the underwriter.

Subject to the terms and conditions set forth in the underwriting agreement, the underwriter has agreed to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased, at a price of $36.84 per share, which will result in gross proceeds to the selling stockholders of approximately $1.26 billion.

Subject to the completion of the offering, we intend to concurrently repurchase from the underwriter, out of the aggregate 34,176,574 shares of our common stock that are the subject of the offering, 8,544,144 shares of our common stock at a price per share equal to the price at which the underwriter will purchase the shares from the selling stockholders in the offering. The offering is not conditioned upon the completion of the share repurchase. See “Prospectus Supplement Summary—Concurrent Share Repurchase.”

We and the selling stockholders have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriter may be required to make in respect of those liabilities.

The underwriter is offering the shares that are not subject to the concurrent share repurchase, subject to prior sale, when, as and if issued to and accepted by it, subject to approval of legal matters by its counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriter of officers’ certificates and legal opinions. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The underwriter may offer the shares from time to time for sale in one or more transactions on the NYSE, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. The underwriter may effect such transactions by selling the shares to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriter and/or purchasers for whom they may act as an agent or to whom they may sell as principal. The offering of the shares by the underwriter is subject to receipt and acceptance and subject to the underwriter’s right to reject any order in whole or in part. In connection with the sale of the shares offered hereby, the underwriter may be deemed to have received compensation in the form of underwriting discounts.

The expenses of the offering, not including the underwriting discounts and commissions for which the selling stockholders are responsible, are estimated at $1.3 million and are payable by us.

Lock-Up Agreements

We, our executive officers, our directors and the selling stockholders are not subject to any lock-up agreements or similar restrictions in connection with this offering.

Listing

Our common stock is listed on the NYSE under the symbol “MOS.”

Price Stabilization and Short Positions

Until the distribution of the shares is completed, SEC rules may limit the underwriter and selling group members from bidding for and purchasing our common stock. However, the underwriter may engage in transactions that stabilize the price of the common stock, such as bids or purchases to peg, fix or maintain that price.

In connection with the offering, the underwriter may purchase and sell our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriter of a greater number of shares than it is required to purchase in the offering. The underwriter must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares of common stock made by the underwriter in the open market prior to the completion of the offering.

Similar to other purchase transactions, the underwriter’s purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriter may conduct these transactions on the NYSE, in the over-the-counter market or otherwise.

None of us, the selling stockholders and the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, none of us, the selling stockholders and the underwriter make any representation that the underwriter will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Distribution

In connection with the offering, the underwriter or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Other Relationships

The underwriter and its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financial and brokerage activities. The underwriter and its affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses. For example, in connection with the issuance of certain of our senior notes, Morgan Stanley & Co. LLC acted as joint book-running manager.

In addition, in the ordinary course of its business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for its own account and for the accounts of its customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant Member State”), an offer to the public of any shares may not be made to the public in that Relevant Member State, except that an offer to the public in that Relevant Member State of any shares may be made at any time under the following exemptions under the Prospectus Regulation:

1.	to any legal entity which is a “qualified investor” as defined in the Prospectus Directive;

2.	to fewer than 150 natural or legal persons (other than “qualified investors” as defined in the Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or

3.	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of shares shall result in a requirement for us or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or a supplemental prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any shares or to whom any offer is made will be deemed to have represented, warranted and agreed to and with the underwriter and us that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares in any Relevant Member State means the communication in any form and by means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Notice to Prospective Investors in the United Kingdom

An offer to the public of any shares may not be made in the United Kingdom, except that an offer to the public in the United Kingdom of any shares may be made at any time under the following exemptions under the UK Prospectus Regulation:

1.	to any legal entity which is a “qualified investor” as defined under the UK Prospectus Regulation;

2.

to fewer than 150 natural or legal persons (other than “qualified investors” as defined under the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or

3.	in any other circumstances falling within section 86 of the Financial Services and Markets Act 2000 (as amended, “FSMA”),

provided that no such offer of shares shall result in a requirement for us or the underwriter to publish a prospectus pursuant to section 85 of the FSMA or a supplemental prospectus pursuant to Article 23 of the UK Prospectus Regulation and each person who initially acquires any shares or to whom any offer is made will be deemed to have represented, warranted and agreed to and with each of the underwriter and us that it is a qualified investor within the meaning of Article 2 of the UK Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018.

In addition, in the United Kingdom, this prospectus supplement is being distributed only to, and is directed only at, persons who are “qualified investors” (as defined in the UK Prospectus Regulation) who are (i) persons having professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order, or (iii) persons to whom it would otherwise be lawful to distribute it, all such persons together being referred to as “Relevant Persons.” In the United Kingdom, the shares are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such shares will be engaged in only with, Relevant Persons. This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by any recipients to any other person in the United Kingdom. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this prospectus supplement or its contents. The shares are not being offered to the public in the United Kingdom.

Notice to Prospective Investors in Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Switzerland

This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the shares. The shares may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the shares to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the shares constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the shares may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Hong Kong

The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the securities has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

The shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

1.

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

2.	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

1.	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

2.	where no consideration is or will be given for the transfer;

3.	where the transfer is by operation of law;

4.	as specified in Section 276(7) of the SFA; or

5.	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Solely for the purposes of its obligations pursuant to Section 309B of the SFA, we have determined, and hereby notify all relevant persons (as defined in the CMP Regulations 2018), that the shares are prescribed capital markets products (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice of Recommendations of Investment Products).

Notice to Prospective Investors in Brazil

For purposes of Brazilian law, this offer of securities is addressed to you personally, upon your request and for your sole benefit, and is not to be transmitted to anyone else, to be relied upon elsewhere or for any other purpose either quoted or referred to in any other public or private document or to be filed with anyone, without our prior express and written consent.

This offering does not constitute or form part of any public offering of shares in Brazil and, accordingly, has not been and will not be registered under Brazilian Federal Law No. 6385 of December 7, 1976, as amended, Brazilian Securities Commission (CVM) Rule (Instrução) No. 400 of December 29, 2003, as amended, or under any other Brazilian securities law or regulation. Furthermore, our shares and we have not been and will not be registered before the CVM under CVM Rule (Instrução) No. 480 of December 7, 2009, as amended.

Therefore, the shares offered hereby have not been, will not be and may not be offered for sale or sold in Brazil except in circumstances that do not constitute a public offering or other unauthorized distribution under applicable Brazilian laws and regulations. Documents relating to the shares, as well as the information contained therein, may not be supplied to the public as a public offering in Brazil or be used in connection with any offer for subscription or sale of the shares to the public in Brazil.

LEGAL MATTERS

Certain legal matters relating to this offering will be passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York. Certain legal matters relating to this offering will be passed upon for the underwriter by Cravath, Swaine & Moore LLP, New York, New York.

EXPERTS

The consolidated financial statements of The Mosaic Company as of December 31, 2020 and 2019, and for each of the years in the three-year period ended December 31, 2020, and the related financial statement schedule, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2020 have been incorporated by reference herein and in the Registration Statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We have elected to “incorporate by reference” certain information into this prospectus supplement, which means we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement.

We incorporate by reference:

•	our Annual Report on Form 10-K for the year ended December 31, 2020, as filed on February 22, 2021 (including the description of our common stock contained in Exhibit 4.iii thereto);

•

our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2021, as filed on May 4, 2021, the quarterly period ended June 30, 2021, as filed on August 3, 2021, and the quarterly period ended September 30, 2021, as filed on November 2, 2021; and

•	our Current Reports on Form 8-K filed with the SEC on May 24, 2021, June 4, 2021, June 24, 2021 and August 23, 2021.

We are also incorporating by reference all other reports that we file in the future with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the date of the completion of this offering. Unless otherwise stated in the applicable reports, information that is not deemed “filed” with the SEC, including any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement that is modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You may request copies of the filings, at no cost, by telephone at (800) 918-8270 or by mail at: The Mosaic Company, 101 East Kennedy Blvd, Suite 2500, Tampa, Florida 33602, Attention: Investor Relations.

THE MOSAIC COMPANY

Common Stock

Preferred Stock

Debt Securities

Warrants

We and/or one or more selling stockholders may offer and sell from time to time in one or more offerings, either separately or together in any combination:

•	shares of common stock;

•	shares of preferred stock;

•	unsecured debt securities, which may consist of notes, debentures or other evidences of indebtedness; and

•	warrants.

Each time we or any selling stockholders sell any of these securities, we will provide one or more prospectus supplements containing specific information about that offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus. This prospectus may not be used to carry out sales of securities unless accompanied by a prospectus supplement.

We and/or the applicable selling stockholders may offer and sell these securities directly or to or through underwriters, agents or dealers. The supplements to this prospectus will describe the terms of any particular plan of distribution including names of any underwriters, agents or dealers and any applicable purchase price, fee, commission or discount arrangements.

Our common stock is traded on the New York Stock Exchange under the symbol “MOS.”

You should read this prospectus and the applicable prospectus supplement, as well as the risks contained or described in the documents incorporated by reference in this prospectus or any accompanying prospectus supplement, before you invest.

Investing in these securities involves risks. See “Risk Factors” on page 7 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 4, 2021

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. Under this shelf registration, we and/or one or more selling stockholders may, over time, sell in one or more offerings the securities described in this prospectus, which may include common stock, preferred stock, debt securities and warrants. The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about us and the securities we are offering under this prospectus. You can read that registration statement at the SEC web site at http://www.sec.gov or at the SEC office mentioned under the heading “Where You Can Find More Information.”

This prospectus describes the general terms of the securities to be offered hereby. A prospectus supplement that will describe the specific amounts, names of the selling stockholders, prices and other terms of the securities being offered will be provided to you in connection with each sale of securities offered pursuant to this prospectus. The prospectus supplement or any free writing prospectus prepared by or on behalf of us may also add, update or change information contained in this prospectus. To understand the terms of securities offered pursuant to this prospectus, you should carefully read this document with the applicable prospectus supplement or any free writing prospectus prepared by or on behalf of us. Together, these documents will give the specific terms of the offered securities. You should also read the documents we have incorporated by reference in this prospectus described below under “Incorporation of Certain Documents by Reference.” When used in this prospectus, the terms “we,” “our,” “us,” and “the Company,” except as otherwise indicated or as the context otherwise indicates, refer to The Mosaic Company and/or its applicable subsidiary or subsidiaries. All references in this prospectus to “$”, “U.S. Dollars” and “dollars” are to United States dollars.

You should rely only on the information incorporated by reference or provided in this prospectus, any prospectus supplement or any free writing prospectus prepared by or on behalf of us. We have not authorized anyone else to provide you with different information. Neither we nor the selling stockholders are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any free writing prospectus is accurate as of any date other than the date on the front of those documents.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. You may access and read our SEC filings through the SEC’s Internet site at www.sec.gov. This site contains reports and other information that we file electronically with the SEC. Our filings with the SEC are also available to the public on our website at http://www.mosaicco.com. Information contained on our website is not part of this prospectus or any prospectus supplement. In addition, reports, proxy statements and other information concerning us may be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

We have filed with the SEC a registration statement under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all of the information presented in the registration statement and its exhibits and schedules. Our descriptions in this prospectus of the provisions of documents filed as exhibits to the registration statement or otherwise filed with the SEC are only summaries of the terms of those documents that we consider material. If you want a complete description of the content of the documents, you should obtain the documents yourself by following the procedures described above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We have elected to “incorporate by reference” certain information into this prospectus, which means we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus.

We incorporate by reference:

•	our Annual Report on Form 10-K for the year ended December 31, 2020, as filed on February 22, 2021 (including the description of our common stock contained in Exhibit 4.iii thereto);

•

our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2021, as filed on May 4, 2021, the quarterly period ended June  30, 2021, as filed on August 3, 2021, and the quarterly period ended September  30, 2021, as filed on November 2, 2021; and

•	our Current Reports on Form 8-K filed with the SEC on May 24, 2021, June 4, 2021, June 24, 2021 and August 23, 2021.

We are also incorporating by reference all other reports that we file in the future with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the date of the completion of this offering. Unless otherwise stated in the applicable reports, information that is not deemed “filed” with the SEC, including any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement that is modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request copies of the filings, at no cost, by telephone at (800) 918-8270 or by mail at: The Mosaic Company, 101 East Kennedy Blvd, Suite 2500, Tampa, Florida 33602, Attention: Investor Relations.

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

Some of the information included in this prospectus, the prospectus supplement applicable to each sale of securities offered pursuant to this prospectus and the documents we have incorporated by reference may include statements of our expectations, intentions, plans and beliefs that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to come within the safe harbor protection provided by those sections. These statements relate to future events or our future financial performance. We use words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “will,” “should” or other similar words to identify forward-looking statements.

Factors that could cause reported results to differ materially from those expressed or implied by the forward-looking statements include, but are not limited to, the following:

•

business and economic conditions and governmental policies affecting the agricultural industry where we or our customers operate, including price and demand volatility resulting from periodic imbalances of supply and demand;

•

the impact of the novel coronavirus Covid-19 pandemic on the global economy and our business, suppliers, customers, employees and the communities in which we operate, as further described in our most recent Annual Report on Form 10-K, which is incorporated by reference in this prospectus;

•	drop in oil demand, which could lead to a significant decline in production, and its impact on the availability and price of sulfur, a key raw material input for our Phosphate segment operations;

•

because of political and economic instability or changes in government policies in Brazil, Saudi Arabia, Peru or other countries in which we do business, our operations could be disrupted as higher costs of doing business could result, including those associated with implementation of new freight tables and new mining legislation;

•	changes in farmers’ application rates for crop nutrients;

•	changes in the operation of world phosphate or potash markets, including consolidation in the crop nutrient industry, particularly if we do not participate in the consolidation;

•

the expansion or contraction of production capacity or selling efforts by competitors or new entrants in the industries in which we operate, including the effects of actions by the other member of Canpotex Limited (“Canpotex”) to prove its production capacity of potash expansion projects, through proving runs or otherwise;

•	the effect of future product innovations or development of new technologies on demand for our products;

•

seasonality in our business that results in the need to carry significant amounts of inventory and seasonal peaks in working capital requirements, which may result in excess inventory or product shortages;

•	changes in the costs, or constraints on supplies, of raw materials or energy used in manufacturing our products, or in the costs or availability of transportation for our products;

•

declines in our selling prices or significant increases in costs that can require us to write down our inventories to the lower of cost or market, or require us to impair goodwill or other long-lived assets, or establish a valuation allowance against deferred tax assets;

•

the lag in realizing the benefit of falling market prices for the raw materials we use to produce our products that can occur while we consume raw materials that we purchased or committed to purchase in the past at higher prices;

•	disruptions of our operations at any of our key production, distribution, transportation or terminaling facilities, including those of Canpotex or any joint venture in which we participate;

•	shortages or other unavailability of railcars, tugs, barges and ships for carrying our products and raw materials;

•	the effects of and change in trade, monetary, environmental, tax and fiscal policies, laws and regulations;

•	foreign exchange rates and fluctuations in those rates;

•	tax regulations, currency exchange controls and other restrictions that may affect our ability to optimize the use of our liquidity;

•	risks associated with our international operations, including any potential and actual adverse effects related to the Miski Mayo mine;

•	adverse weather conditions affecting our operations, including the impact of potential hurricanes, excessive heat, cold, snow, rainfall or drought;

•

difficulties or delays in receiving, challenges to, increased costs of obtaining or satisfying conditions of, or revocation or withdrawal of required governmental and regulatory approvals, including permitting activities;

•

changes in the environmental and other governmental regulation that applies to our operations, including federal legislation or regulatory action expanding the types and extent of water resources regulated under federal law and the possibility of further federal or state legislation or regulatory action affecting or related to greenhouse gas emissions, including carbon taxes or other measures that may be implemented in Canada or other jurisdictions in which we operate, or of restrictions or liabilities related to elevated levels of naturally-occurring radiation that arise from disturbing the ground in the course of mining activities or possible efforts to reduce the flow of nutrients into the Gulf of Mexico, the Mississippi River basin or elsewhere;

•	the potential costs and effects of implementation of federal or state water quality standards for the discharge of nitrogen and/or phosphorus into Florida waterways;

•	the financial resources of our competitors, including state-owned and government-subsidized entities in other countries;

•	the possibility of defaults by our customers on trade credit that we extend to them or on indebtedness that they incur to purchase our products and that we guarantee;

•

the effectiveness of the processes we put in place to manage our significant strategic priorities, including the expansion of our Potash business and our investment in the Ma’aden Wa’ad Al Shamal Phosphate Company (the “MWSPC”), and to successfully integrate and grow acquired businesses;

•

actual costs of various items differing from management’s current estimates, including, among others, asset retirement, environmental remediation, reclamation or other environmental obligations and Canadian resource taxes and royalties, or the costs of MWSPC or its existing or future funding;

•

the costs and effects of legal and administrative proceedings and regulatory matters affecting us, including environmental, tax or administrative proceedings, complaints that our operations are adversely impacting nearby farms, businesses, other property uses or properties, settlements thereof and actions taken by courts with respect to approvals of settlements, costs related to defending and resolving global audit, appeal or court activity, and other, and other further developments in legal proceedings and regulatory matters;

•	the success of our efforts to attract and retain highly qualified and motivated employees;

•

strikes, labor stoppages or slowdowns by our work force or increased costs resulting from unsuccessful labor contract negotiations, and the potential costs and effects of compliance with new regulations affecting our workforce, which increasingly focus on wages and hours, healthcare, retirement and other employee benefits;

•	brine inflows at our potash mines;

•

accidents or other incidents involving our properties or operations, including potential fires, explosions, seismic events, sinkholes, unsuccessful tailings management, ineffective mine safety procedures, or releases of hazardous or volatile chemicals;

•

terrorism or other malicious intentional acts, including cybersecurity risks such as attempts to gain unauthorized access to, or disable, our information technology systems, or our costs of addressing malicious intentional acts;

•	actions by the holders of controlling equity interests in businesses in which we hold a noncontrolling interest;

•

changes in our relationships with the other member of Canpotex or any joint venture in which we participate or their or our exit from participation in Canpotex or any such export association or joint venture, and other changes in our commercial arrangements with unrelated third parties;

•

difficulties in realizing benefits under our long-term natural gas based pricing ammonia supply agreement with CF Industries, Inc., including the risks that the cost savings initially anticipated from the agreement may not be fully realized over the term of the agreement or that the price of natural gas or the market price for ammonia during the agreement’s term are at levels at which the agreement’s natural gas based pricing is disadvantageous to us, compared with purchases in the spot market; and

•	other risk factors reported from time to time in our Securities and Exchange Commission reports.

When considering these forward-looking statements, you should keep in mind the cautionary statements in this document, any applicable prospectus supplement and the documents incorporated by reference. These forward-looking statements speak only as of the date on which such statements were made, and we undertake no obligation to update or revise these statements except as required by federal securities laws.

THE MOSAIC COMPANY

We are the world’s leading producer and marketer of concentrated phosphate and potash crop nutrients. Through our broad product offering, we are a single source supplier of phosphate- and potash-based crop nutrients and animal feed ingredients. We serve customers in approximately 40 countries. We are the second largest integrated phosphate producer in the world and one of the largest producers and marketers of phosphate-based animal feed ingredients in North America and Brazil. Following our January 8, 2018 acquisition (the “Acquisition”) of the global phosphate and potash operations of Vale S.A. conducted through Mosaic Fertilizantes P&K S.A. (formerly Vale Fertilizantes S.A.), we are the leading fertilizer production and distribution company in Brazil. We mine phosphate rock in Florida, Brazil and Peru. We process rock into finished phosphate products at facilities in Florida, Louisiana and Brazil. Upon completion of the Acquisition, we became the majority owner of an entity operating a phosphate rock mine in the Bayovar region in Peru, in which we previously held a minority equity interest. We are one of the four largest potash producers in the world. We mine potash in Saskatchewan, New Mexico and Brazil. We have other production, blending or distribution operations in Brazil, China, India and Paraguay, as well as a strategic equity investment in a joint venture that operates a phosphate rock mine and chemical complexes in the Kingdom of Saudi Arabia. Our distribution operations serve the top four nutrient-consuming countries in the world: China, India, the United States and Brazil.

The Mosaic Company is a Delaware corporation that was incorporated in March 2004 and serves as the parent company of the business that was formed through the October 2004 combination of IMC Global Inc. and the fertilizer businesses of Cargill, Incorporated. We are publicly traded on the New York Stock Exchange under the ticker symbol “MOS” and are headquartered in Tampa, Florida.

We conduct our business through wholly and majority-owned subsidiaries as well as businesses in which we own less than a majority or a non-controlling interest. We are organized into three reportable business segments: Phosphates, Potash and Mosaic Fertilizantes. Intersegment eliminations, unrealized mark-to-market gains/losses on derivatives, debt expenses, Streamsong Resort® results of operations, and the results of the China and India distribution businesses are included within Corporate, Eliminations and Other.

Our principal executive offices are located at 101 East Kennedy Blvd, Suite 2500, Tampa, Florida 33602, telephone (800) 918-8270. Our Internet website address is www.mosaicco.com. Information on our website is not a part of, or incorporated by reference in, this prospectus.

RISK FACTORS

Investing in the securities described in this prospectus involves risk. Please see the “Risk Factors” section in our most recent Annual Report on Form 10-K, which is incorporated by reference in this prospectus, as updated by our future filings with the SEC. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus. The prospectus supplement applicable to each sale of securities we and/or one or more selling stockholders offer pursuant to this prospectus may contain a discussion of additional risks applicable to an investment in us and the securities we and/or one or more selling stockholders are offering under that prospectus supplement.

USE OF PROCEEDS

We will use the net proceeds from the sale of the offered securities as set forth in the applicable prospectus supplement. We will not receive any proceeds from sales of securities by selling stockholders.

DESCRIPTION OF CAPITAL STOCK

The following is a description of the material terms of our restated certificate of incorporation and amended and restated bylaws. The description below is qualified in its entirety by reference to our restated certificate of incorporation and amended and restated bylaws, copies of which are filed with the SEC as exhibits to the registration statement of which this prospectus is a part. The terms of our capital stock may also be affected by the Delaware General Corporation Law (the “DGCL”).

Authorized Capital

Our authorized capital stock consists of 1 billion shares of common stock and 15 million shares of preferred stock.

Common Stock

Each holder of our common stock is entitled to one vote per share with respect to all matters to which holders of common stock are entitled to vote.

Holders of common stock are generally entitled to dividends and other distributions in cash, securities or property out of funds legally available for that purpose as may be declared by our board of directors. Our board of directors’ authority to declare dividends is subject to the rights of any holders of preferred stock and the availability of sufficient funds under the DGCL to pay dividends.

The common stock has no preemptive rights and no cumulative voting rights.

In the event of our liquidation, dissolution or winding up, after payment in full of all amounts to which the holders of any then outstanding preferred stock may be entitled, the remaining assets to be distributed to the holders of the capital stock of the Company will be distributed ratably, on a share for share basis, among the holders of common stock.

Preferred Stock

Our board of directors is authorized, subject to legal limitations, from time to time to provide for the issuance of shares of preferred stock in one or more series, and to prescribe the designation, powers, relative preferences and rights of the shares of each series and the qualifications, limitations, or restrictions of the shares of each series. This authorization includes the right to fix the designation of the series and the number of shares in it, dividend rates and rights, voting rights, conversion rights, redemption rights, sinking fund provisions, liquidation rights, and any other powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof.

As of the date of this prospectus, there are no shares of the Company’s preferred stock issued and outstanding.

We may be able to issue the Company’s preferred stock in ways which may delay, defer or prevent a change in control of the Company without further action by our stockholders and may adversely affect the voting and other rights of the holders of our common stock. The issuance of the Company’s preferred stock with voting and conversion rights may adversely affect the voting power of the holders of the Company’s common stock, including the loss of voting control to others.

Certain Effects of Authorized but Unissued Stock

Authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public or private offerings to raise additional capital and for corporate acquisitions. The Company could also use additional shares to dilute the stock ownership of persons seeking to obtain control of the Company. See also “—Anti-Takeover Provisions in our Restated Certificate of Incorporation and Bylaws” below.

Anti-Takeover Provisions in our Restated Certificate of Incorporation and Bylaws

The DGCL contains and our restated certificate of incorporation and amended and restated bylaws contain a number of provisions which may have the effect of discouraging transactions that involve an actual or threatened change of control of the Company. In addition, provisions of our restated certificate of incorporation and amended and restated bylaws may be deemed to have anti-takeover effects and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in his, her or its best interest, including those attempts that might result in a premium over the market price of the shares held by our stockholders, which include rules regarding how stockholders may present proposals to nominate directors for election at stockholders meetings, the ability of our board of directors to issue preferred stock without stockholder approval and the prohibition on stockholder action by written consent.

Delaware Statutory Provisions

The Company is subject to Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years from the date of the transaction in which the person became an interested stockholder, unless the interested stockholder attained this status with the approval of the board of directors or unless the business combination was approved in a prescribed manner. A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years owned, 15% or more of the corporation’s outstanding voting stock. This statute could prohibit or delay the accomplishment of mergers or other takeover or change in control attempts with respect to the Company and, accordingly, may discourage attempts to acquire the Company.

Transfer Agent and Registrar

American Stock Transfer & Trust Company, LLC is the transfer agent and registrar for our common stock.

Listing

Our common stock is listed on the NYSE under the symbol “MOS”.

DESCRIPTION OF DEBT SECURITIES

In this section only, “we”, “us” or “our” refer only to The Mosaic Company without any of its subsidiaries, any of its proportionate share of joint ventures, any partnership of which it is a partner or any of its significant equity investments.

The debt securities will be issued under an indenture (the “Indenture”) between The Mosaic Company and U.S. Bank National Association (the “Trustee”). The Indenture is subject to and governed by the Trust Indenture Act of 1939, as amended.

The terms and conditions applicable to a series of debt securities will be established in accordance with the requirements of the Indenture for the specific debt securities and contained in the applicable prospectus supplement.

A copy of the Indenture is filed as an exhibit to the registration statement on Form S-3 with respect to the debt securities. The following is a summary only of important provisions and definitions of the Indenture and the debt securities which describes certain general terms and provisions of the debt securities and is not intended to be complete. We urge you to review the Indenture carefully before making a decision to purchase any debt securities because it is the Indenture, and not this summary, that governs your rights as a holder of our debt securities. See “Where You Can Find More Information” for details concerning how you may obtain a copy of the registration statement, including the Indenture filed as an exhibit thereto.

General

The Indenture does not limit the aggregate principal amount of debt securities that we may issue under the Indenture. The Indenture provides that debt securities may be issued from time to time in one or more series and may be denominated in U.S. dollars or any foreign currency. Specific U.S. federal income tax considerations applicable to any of the debt securities denominated in a currency other than U.S. dollars will be described in the prospectus supplement relating to any offering of securities denominated in a currency other than U.S. dollars. Unless otherwise provided in the applicable prospectus supplement, a series of debt securities may be reopened for issuance of additional debt securities of such series.

The applicable prospectus supplement will set forth the specific terms of a series of debt securities being offered by us and may include any or all of the following:

(a)	the specific designation of the debt securities of such series;

(b)	any limit upon the aggregate principal amount of the debt securities of such series;

(c)	the date or dates, or the method by which such date or dates will be determined or extended, on which the principal of the debt securities of such series will be payable;

(d)

the rate or rates at which the debt securities of such series will bear interest, if any, or the method by which such rate or rates will be determined and the date or dates from which such interest will accrue, or the method by which such date or dates will be determined and on which such interest will be payable and the regular record date, if any, for the payment of interest on debt securities of a series in registered form, or the method by which such date or dates will be determined, and the basis upon which interest shall be calculated if other than on the basis of a 360-day year of twelve 30-day months;

(e)

the place or places, if any, other than the office of an affiliate of the Trustee, where the principal of (and premium, if any, on) and any interest on the debt securities of a series will be payable and where debt securities in registered form may be surrendered for registration of transfer and where debt securities may be surrendered for exchange;

(f)	the place or places where notices or demands to or upon us in respect of the debt securities of a series and the Indenture may be served;

(g)

the period or periods within which, the price or prices at which, the currency in which, and other terms and conditions upon which the debt securities of a series may be redeemed, in whole or in part, at our option if we are to have that option;

(h)

our obligation, if any, to redeem, repay or purchase debt securities of a series pursuant to any sinking fund provision or at the option of the holder, and the period or periods within which, the price or prices at which, the currency in which, and other terms and conditions upon which debt securities of a series will be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

(i)	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which any registered debt securities of a series will be issuable;

(j)	if other than the Trustee, the identity of each security registrar and/or paying agent;

(k)

if other than the principal amount thereof, the portion of the principal amount of debt securities of a series that will be payable upon acceleration of the maturity thereof upon the occurrence of an event of default or the method by which such portion shall be determined;

(l)

if other than U.S. dollars, the currency in which payment of the principal (and premium, if any, on) or interest, if any, on the debt securities of a series shall be payable or in which the debt securities of a series shall be denominated and the particular provisions applicable thereto;

(m)

whether the amount of payments of principal of (and premium, if any, on) or interest, if any, on the debt securities of a series may be determined with reference to an index, formula or other method, and the manner in which such amounts shall be determined;

(n)

whether the principal of (and premium, if any, on) or interest, if any, on the debt securities of a series are to be payable, at our election or at the election of a holder thereof, in a currency other than that in which the debt securities of a series are denominated or stated to be payable, the period or periods within which and the terms and conditions upon which, such election may be made, and the time and manner of determining the exchange rate between the currency in which the debt securities of a series are denominated or stated to be payable and the currency in which such debt securities of a series are to be so payable;

(o)	the designation of the initial exchange rate agent for a series of debt securities, if any;

(p)	any provisions in modification of, in addition to or in lieu of the defeasance provisions set forth in the Indenture that shall be applicable to the debt securities of a series;

(q)	any provisions granting special rights to the holders of debt securities of a series upon the occurrence of such events as may be specified;

(r)	any deletions from, modifications of or additions to the events of default or any of our covenants with respect to the debt securities of a series;

(s)	whether any debt securities of a series are to be issued in global form and, if so, the identity of the initial depository thereof;

(t)	the date as of which any temporary global debt security representing outstanding debt securities of a series will be dated;

(u)

the person to whom any interest on registered debt securities of a series shall be payable, if other than the person in whose name the debt security is registered at the close of business on the regular record date for such interest;

(v)

if debt securities of a series are to be issuable in definitive form only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and/or terms of such certificates, documents or conditions;

(w)	if the debt securities of a series are to be issued upon the exercise of warrants, the time, manner and place for such debt securities to be authenticated and delivered; and

(x)	any other or different terms, conditions, rights and preferences (or limitations on such rights and preferences) relating to the debt securities of a series.

We reserve the right to set forth in a prospectus supplement specific terms of the debt securities that are not within the parameters set forth in this prospectus. In addition, to the extent that any particular terms of the debt securities described in a prospectus supplement differ from any of the terms described in this prospectus, the description of such terms set forth in this prospectus shall be deemed to have been superseded by the description of the differing terms set forth in such prospectus supplement with respect to such debt securities.

Ranking

Unless otherwise indicated in any applicable prospectus supplement, the debt securities will be our unsecured obligations and will rank pari passu as to priority of payment with all of our other outstanding unsecured and unsubordinated debt. We are a holding company that conducts all of our business through subsidiaries. Accordingly, the debt securities will be effectively subordinated to all existing and future liabilities, including trade payables, of our subsidiaries.

Unless otherwise specified in the applicable prospectus supplement, other than the restriction on liens and sale and leaseback transactions set forth in the Indenture and described below, the Indenture does not contain any covenants or other provisions designed to afford holders of debt securities protection in the event of a highly leveraged transaction involving us or any of our subsidiaries.

Form, Exchange and Transfer

The Indenture provides that a series of debt securities may be issuable in global form.

A prospectus supplement may indicate the places to register a transfer of debt securities. No service charge will be made for any registration of transfer or exchange of debt securities, but we may, in certain circumstances, require a sum sufficient to cover any tax or other governmental charges payable in connection with these transactions.

We shall not be required to:

(a)

issue, register the transfer of or exchange any series of our debt securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of securities of that series and ending at the close of business on the day of mailing of the relevant notice of redemption;

(b)	register the transfer of or exchange any registered debt security, or portion thereof, called for redemption, except the unredeemed portion of any registered debt security being redeemed in part; or

(c)	issue, register the transfer of or exchange any of our debt securities which have been surrendered for repayment at the option of the holder, except the portion, if any, thereof not to be so repaid.

Payment

Unless otherwise indicated in the applicable prospectus supplement, payment of principal of (and premium, if any, and interest, if any, on) our debt securities will be made at the office or agency of the Trustee.

Unless otherwise indicated in the applicable prospectus supplement, payment of any interest will be made to the persons in whose name our debt securities are registered at the close of business on the day or days specified by us.

Global Securities

A series of our debt securities may be issued in whole or in part in global form as a “global security” and will be registered in the name of and be deposited with a depositary, or its nominee, each of which will be identified in the prospectus supplement relating to that series. Unless and until exchanged, in whole or in part, for our debt securities in definitive registered form, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of the depositary, by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any such nominee to a successor of the depositary or a nominee of the successor.

The specific terms of the depositary arrangement with respect to any portion of a particular series of our debt securities to be represented by a global security may be described in a prospectus supplement relating to such series. We anticipate that the following provisions will apply to all depositary arrangements.

Upon the issuance of a global security, the depositary therefor or its nominee will credit, on its book entry and registration system, the respective principal amounts of our debt securities represented by the global security to the accounts of such persons, designated as “participants”, having accounts with such depositary or its nominee. Such accounts shall be designated by the underwriters, dealers or agents participating in the distribution of our debt securities or by us if such debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary therefor or its nominee (with respect to interests of participants) or by participants or persons that hold through participants (with respect to interests of persons other than participants). The laws of some states in the United States require that certain purchasers of securities have the ability to take physical delivery of such debt securities in definitive form.

So long as the depositary for a global security, or its nominee, is the registered owner of the global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the Indenture. Unless otherwise specified in the applicable prospectus supplement for a series of debt securities, owners of beneficial interests in a global security will not be entitled to have a series of our debt securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of such series of our debt securities in definitive form and will not be considered the owners or holders thereof under the Indenture.

Any payments of principal, premium, if any, and interest on global securities registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing such debt securities. Neither we, the Trustee nor any paying agent for our debt securities represented by the global securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depositary for a global security or its nominee, upon receipt of any payment of principal, premium, if any, or interest, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in a global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name”, and will be the responsibility of such participants.

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the Indenture. We urge you to read the Indenture for the full definition of all such terms.

“Attributable Debt” means, with respect to any Sale/Leaseback Transaction as of any particular time, the present value (discounted at the rate of interest implicit in the terms of the lease) of the obligations of the lessee under such lease for net rental payments during the remaining term of the lease (including any period for which such lease has been extended). “Net rental payments” under any lease for any period means the sum of the rental and other payments required to be paid in such period by the lessee thereunder, not including, however, any amounts required to be paid by such lessee (whether or not designated as rental or additional rental) on account of maintenance and repairs, insurance, taxes, assessments or similar charges.

“Consolidated Net Tangible Assets”, as of any date of determination, means the total amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (i) all current liabilities (excluding any current liabilities which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed), (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, and (iii) appropriate adjustments on account of minority interests of other Persons holding stock of our Subsidiaries, all as set forth on the most recently available balance sheet as of the last day of a fiscal quarter of us and our consolidated subsidiaries computed in accordance with U.S. generally accepted accounting principles.

“Debt” means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed, (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations Incurred in connection with the acquisition of property, assets or businesses, (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such Person, (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services, (v) every capital lease obligation of such Person determined in accordance with U.S. generally accepted accounting principles, and (vi) every obligation of the type referred to in the foregoing clauses (i) through (v) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or secured or is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise. Notwithstanding any terms of this definition to the contrary, “Debt” shall not include any trade accounts payable or accrued liabilities arising in the ordinary course of business.

“Incur” means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, secure, guarantee or otherwise become liable in respect of such Debt or other obligation or the recording, as required pursuant to U.S. generally accepted accounting principles, or otherwise, of any such Debt or other obligation on the balance sheet of such Person (and “Incurrence” and “Incurred” shall have meanings correlative to the foregoing); provided, however, that a change in U.S. generally accepted account principles that results in an obligation of such Person that exists at such time becoming Debt shall not be deemed an Incurrence of such Debt.

“Person” means any individual, corporation, partnership, association, trust, or any other entity or organization, including a government or any agency or political subdivision or instrumentality thereof.

“Principal Property” means any manufacturing plant or warehouse owned or leased by the Company or any Subsidiary, whether owned or leased as of the date of the Indenture or thereafter, the gross book value of which exceeds 3% of Consolidated Net Tangible Assets, other than manufacturing plants and warehouses which the Board of Directors of the Company by resolution declares are not material to the total business conducted by the Company and the Subsidiaries as an entirety and which, when taken together with all other manufacturing plants and warehouses as to which such declaration has been so made, is so declared by the Board of Directors of the Company to be not of material importance to the total business conducted by the Company and the Subsidiaries as an entirety.

“Sale/Leaseback Transaction” means any arrangement with any Person providing for the leasing by us or any Subsidiary of ours, for a period of more than 36 months, of any Principal Property, which property has been or is to be sold or transferred by us or such Subsidiary to such Person in contemplation of such leasing.

“Significant Subsidiary” of a Person means a Subsidiary of such Person that constitutes a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X of the Securities Exchange Act of 1934 (the “Exchange Act”).

“Subsidiary” of a Person means (i) any corporation, association, or other business entity (other than a partnership) more than 50% of the outstanding securities having ordinary voting power of which is owned, directly or indirectly, by such Person or by one or more of its Subsidiaries, or a combination thereof and (ii) any partnership, joint venture, limited liability company or similar entity more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned. For the purposes of this definition, “securities having ordinary voting power” means securities or other equity interests that ordinarily have voting power for the election of directors, or persons having management power with respect to the Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

Covenants

Limitation on Liens

The Indenture provides that we will not, and will not permit any Subsidiary of ours to, Incur any Debt if such Debt is secured by a mortgage, pledge, security interest or lien (a “lien” or “liens”) upon any Principal Property, without in any such case effectively providing that the debt securities shall be secured equally and ratably with (or prior to) such Debt; provided, however, that the foregoing restrictions shall not apply to:

(a)	liens existing on the date the debt securities are originally issued or liens provided for under the terms of agreements existing on such date;

(b)

liens on any property acquired or constructed by us or any Subsidiary of ours after the date of the Indenture that are created or assumed contemporaneously with or within 270 days after such acquisition or construction to secure or provide for the payment of all or part of the purchase price or cost of construction thereof (or to secure any Debt Incurred by us or a Subsidiary of ours for the purpose of financing all or a part of the purchase price or cost of construction thereof or of improvements thereon);

(c)

existing liens on property acquired (including liens on any property acquired from a Person that is consolidated or amalgamated with or merged with or into us or a Subsidiary of ours) or liens outstanding at the time any Person becomes a Subsidiary of ours that are not incurred in connection with such entity becoming a Subsidiary of ours;

(d)	liens in favor of us or any Subsidiary of ours;

(e)	liens on any property in favor of domestic or foreign governmental bodies to secure partial, progress, advance or other payments pursuant to any contract or statute;

(f)

liens on any property to secure asset retirement, reclamation or similar obligations, or to secure penalties, assessments, clean-up costs or other governmental charges relating to environmental protection matters;

(g)

any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any liens referred to in any foregoing clause (a), (b), (c), (d), (e) or (f) to the extent that the principal amount of Debt secured thereby does not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement, together with the reasonable costs (including any premiums or make-whole payments) related to such extension, renewal or replacement, and to the extent that such extension, renewal or replacement shall be limited to all or a part of the property that secured the lien so extended, renewed or replaced (plus improvements on such property); and

(h)

any lien which would otherwise be subject to the foregoing restrictions, to the extent that the aggregate principal amount of the Debt so secured, together with the aggregate principal amount of other Debt secured by liens then outstanding (excluding Debt secured by liens permitted under the foregoing exceptions and any obligation existing on the date the debt securities are originally issued that becomes Debt after such date due solely to a change in U.S. generally accepted accounting principles) and the Attributable Debt in respect of all Sale/Leaseback Transactions entered into after the date of the Indenture (not including Attributable Debt in respect of any such Sale/Leaseback Transactions the proceeds of which are applied to the prepayment of outstanding debt securities or other Debt of ours as set forth below under clause (c) of “—Limitation on Sale/Leaseback Transactions”) would not then exceed 15% of Consolidated Net Tangible Assets.

Limitation on Sale/Leaseback Transactions

The Indenture provides that we will not, and will not permit any Subsidiary of ours to, enter into any Sale/Leaseback Transaction with any Person (other than us or a Subsidiary of ours) unless:

(a)

at the time of entering into such Sale/Leaseback Transaction, we or such Subsidiary would be entitled to Incur Debt, in a principal amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction, secured by a lien on such Principal Property subject to such Sale/Leaseback Transaction, pursuant to the provision of the covenant described under “—Limitation on Liens” without equally and ratably securing the debt securities pursuant to such provisions;

(b)

after the date on which debt securities are first issued and within a period commencing six months prior to the consummation of such Sale/Leaseback Transaction and ending six months after the consummation thereof, we or any Subsidiary shall have expended for property used or to be used in the ordinary course of business of us or any Subsidiary (including amounts expended for additions, expansions, alterations, repairs and improvements thereto) an amount equal to all or a portion of the net proceeds of such Sale/Leaseback Transaction, and we shall have elected to designate such amount as a credit against such Sale/Leaseback Transaction (with any portion of such amount not being so designated to be applied as set forth in clause (c) below except to the extent permitted under clause (a) above); or

(c)

during the 12-month period after the effective date of such Sale/Leaseback Transaction, we shall have applied to the voluntary defeasance or retirement of debt securities or any Debt of ours (other than debt securities or Debt that is held by us or any Subsidiary of ours or Debt of ours that is subordinate in right of payment to the debt securities) an amount equal to the net proceeds of the sale or transfer of the property leased in such Sale/Leaseback Transaction, which amount shall not be less than the fair value of such property at the time of entering into such Sale/Leaseback Transaction (adjusted to reflect any amount expended by us as set forth in clause (b) above), less an amount equal to the principal amount of such debt securities and Debt voluntarily defeased or retired by us within such 12-month period and not designated as a credit against any other Sale/Leaseback Transaction entered into by us or any Subsidiary of ours during such period.

Consolidation, Merger and Sale of Assets

The Indenture provides that we may not amalgamate or consolidate with or merge into any other corporation, or convey, transfer or lease, or permit one or more of our Significant Subsidiaries to convey, transfer or lease, all or substantially all of our property and assets, on a consolidated basis, to any Person (other than us or any of our Subsidiaries or a Person that will be a Subsidiary after the transaction) unless (i) either we are the continuing corporation or such corporation or Person assumes by supplemental indenture all of our obligations under the Indenture (including the debt securities), (ii) immediately after the transaction no default or event of default shall exist, (iii) the surviving corporation or such Person is a corporation, partnership or trust organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and (iv) we or such Person shall have delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that such amalgamation, consolidation, merger, conveyance, transfer or lease and such supplemental indenture comply with the relevant provisions of the Indenture and that all conditions precedent in the Indenture relating to such transaction have been complied with. In addition, no such amalgamation, consolidation, merger or transfer may be made if, as a result thereof, any property or assets of ours or any Subsidiary would become subject to any lien or other encumbrance securing Debt, unless such lien or other encumbrance could be created pursuant to the provisions described under “—Limitation on Liens” above without equally and ratably securing the debt securities or unless the debt securities are secured equally and ratably with, or prior to, the Debt secured by such lien or other encumbrance.

Discharge, Defeasance and Covenant Defeasance

Unless otherwise indicated in the applicable prospectus supplement, the Indenture provides that, at our option, we will be discharged from any and all obligations in respect of any of the debt securities outstanding thereunder (except with respect to the authentication, transfer, exchange or replacement of such debt securities or the maintenance of a place of payment and certain other obligations set forth in the Indenture), upon irrevocable deposit with the Trustee, in trust, of money and/or government obligations which will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent certified public accountants to pay the principal of and each installment of interest and any mandatory sinking fund payments or analogous payments on the outstanding debt securities of such series (“Defeasance”). Such trust may only be established if among other things:

(a)

we have delivered to the Trustee an opinion of counsel in the United States stating that (x) we have received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of execution of the Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that the holders of outstanding debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Defeasance had not occurred;

(b)	no event of default or event that with the passing of time or the giving of notice, or both, shall constitute an event of default shall have occurred or be continuing;

(c)

we have delivered to the Trustee an opinion of counsel to the effect that such deposit shall not cause the Trustee or the trust created to be subject to the United States Investment Company Act of 1940, as amended; and

(d)	other customary conditions precedent are satisfied.

We may exercise our Defeasance option notwithstanding a prior exercise of the Covenant Defeasance option described in the following paragraph if we meet the conditions described in the preceding sentence at the time we exercise the Defeasance option.

Unless otherwise indicated in the applicable prospectus supplement, the Indenture provides that, at our option, unless and until we have exercised our Defeasance option described in the preceding paragraph, we may be released with respect to the debt securities, from the “Limitation on Liens” covenant, the “Limitation on Sale/Leaseback Transactions” covenant, the “Consolidation, Merger and Sale of Assets” covenant and certain other covenants, and such omission shall not be deemed to be an event of default under the Indenture and the debt securities outstanding thereunder upon irrevocable deposit with the Trustee, in trust, of money and/or government obligations which will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent certified public accountants to pay the principal of and each installment of interest and any mandatory sinking fund payments or analogous payments on the outstanding debt securities of such series (“Covenant Defeasance”). If we exercise the Covenant Defeasance option, the obligations under the

Indenture other than with respect to such covenants and the events of default other than with respect to such covenants shall remain in full force and effect. Such trust may only be established if, among other things:

(a)

we have delivered to the Trustee an opinion of counsel in the United States to the effect that the holders of outstanding debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such Covenant Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(b)	no event of default or event that, with the passing of time or the giving of notice, or both, shall constitute an event of default shall have occurred or be continuing;

(c)

we have delivered to the Trustee an opinion of counsel to the effect that such deposit shall not cause the Trustee or the trust so created to be subject to the United States Investment Company Act of 1940, as amended; and

(d)	other customary conditions precedent are satisfied.

Events of Default

The Indenture provides that the following shall constitute events of default with respect to debt securities of any series:

(a)	default in the payment of any interest on any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days;

(b)	default in the payment of the principal of (or any premium on) any debt security of that series at its maturity;

(c)	default in the deposit of any sinking fund payment when the same becomes due by the terms of the debt securities of that series;

(d)

breach or default in the performance of any covenant or agreement of ours in the Indenture, which continues for 60 days after written notice to us by the Trustee or to us and the Trustee by the holders of at least 25% in principal amount of all outstanding debt securities of such series affected thereby;

(e)	acceleration of or any failure to pay at final maturity any Debt or ours or any Subsidiary or ours in an aggregate amount in excess of $100 million;

(f)	certain events in bankruptcy, insolvency or reorganization of us or any Subsidiary of ours which constitutes a Significant Subsidiary; and

(g)	any other events of default provided with respect to the debt securities of that series.

If an event of default (other than an event of default described in clause (e)), occurs and is continuing with respect to debt securities of any series, then in every such case the Trustee or the holders of not less than 25% in principal amount of outstanding debt securities of that series may declare the principal amount (or, if the debt securities of that series are original issue discount debt securities, such portion of the principal amount as may be specified in the terms of that series) of all the outstanding debt securities of that series and all interest thereon to be due and payable immediately, by notice in writing to us (and to the Trustee if given by holders), and upon any such declaration the same shall become immediately due and payable.

If an event of default described in clause (e) above occurs and is continuing with respect to debt securities of any series, the principal of and interest on all the debt securities of such series will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders of the notes.

However, at any time after a declaration of acceleration with respect to the outstanding debt securities of one or more series has been made and before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of the outstanding debt securities of such series, by written notice to us and the Trustee, may, under certain circumstances, rescind and annul such acceleration.

The Indenture provides that, subject to the duty of the Trustee during default to act with the required standard of care, the Trustee shall be under no obligation to exercise any of its rights and powers under the Indenture at the request or direction of any of the holders, unless such holders shall have offered to the Trustee reasonable indemnity. Subject to such provisions for indemnification of the Trustee and certain other limitations set forth in the Indenture, the holders of a majority in principal amount of the outstanding debt securities of all series affected by an event of default shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the debt securities of all series affected by such event of default.

No holder of a debt security of any series will have any right to institute any proceedings with respect to the Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless (a) such holder has previously given to the Trustee written notice of a continuing event of default with respect to the debt securities of that series, (b) the holders of at least 25% in principal amount of the outstanding debt securities of all series affected by such event of default (as one class) have made written request, and such holder or holders have offered reasonable indemnity to the Trustee to institute such proceedings as trustee and (c) the Trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of all series affected by such event of default (as one class) a direction inconsistent with such request, within 60 days after such notice, request and offer. However, such limitations do not apply to a suit instituted by the holder of a debt security for the enforcement of payment of the principal of or any premium or interest on such debt security on or after the applicable due date specified in such debt security.

We will be required to furnish to the Trustee annually a statement by certain of our officers as to whether or not we, to their knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the Indenture and, if so, specifying all such known defaults.

Modification of the Indenture and Waiver

Modification and amendment of the Indenture may be made by us and the Trustee with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of all series affected by such modification or amendment (as one class); provided that no such modification or amendment may, without the consent of the holder of each outstanding debt security of such affected series: (i) change the stated maturity of the principal of (and premium, if any), or any installment of interest on, such outstanding debt security; (ii) reduce the principal of (and premium, if any), or any installment of interest on, such outstanding debt security; (iii) reduce the amount of the principal of such outstanding debt security payable upon the acceleration of the maturity thereof; (iv) change the place or currency of payment of principal of, or the premium, if any, or interest on, such outstanding debt security; (v) impair the right to institute suit for the enforcement of any such payment on or after the maturity thereof; (vi) reduce the percentage of outstanding debt securities of such series necessary to modify or amend the Indenture or to consent to any waiver thereunder or reduce the requirements for voting or quorum described below; or (vii) modify the foregoing requirements or reduce the percentage of outstanding debt securities necessary to waive any past default or covenants except as otherwise specified.

Notwithstanding the preceding, we and the Trustee are permitted to make modifications and amendments to the Indenture without the consent of any holder of debt securities of any series for any of the following purposes: (i) to evidence the succession of another person to us as obligor under the Indenture; (ii) to add covenants for any series of debt securities or to surrender any of our rights or powers in the Indenture; (iii) to add events of default for any series of debt securities; (iv) to add or change any provisions of the Indenture to permit or facilitate the issuance of debt securities in bearer form, or to permit or facilitate the issuance of debt securities in uncertificated form; (v) to change or eliminate any provisions of the Indenture, provided that any such change or elimination will become effective only when there are no debt securities outstanding of any series created prior thereto that are entitled to the benefit of such provision; (vi) to add guarantees to the debt securities of any series and guarantors under the Indenture or to secure the debt securities of any series; (vii) to establish the form or terms of debt securities of any series; (viii) to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the Indenture by more than one trustee; (ix) to cure any ambiguity, defect or inconsistency in the Indenture, provided that such action will not adversely affect the interests of holders of debt securities of any series in any material respect; or (x) to supplement any of the provisions of the Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of debt securities, provided that such action will not adversely affect the interests of the holders of the debt securities of such series in any material respect.

The holders of a majority in principal amount of the outstanding debt securities of any series, on behalf of all holders of outstanding debt securities of such series, may waive compliance by us with certain restrictive provisions of the Indenture. Subject to certain rights of the Trustee, as provided in the Indenture, the holders of a majority in principal amount of outstanding debt securities of all series with respect to which an event of default shall have occurred and be continuing, on behalf of the holders of all outstanding debt securities such series, may waive such event of default, except a default in the payment of principal, premium or interest.

Governing Law

The Indenture is and the debt securities will be governed by the laws of the State of New York.

DESCRIPTION OF WARRANTS

We may issue warrants, in one or more series, to purchase our debt or equity securities, shares of common stock or shares of preferred stock. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

SELLING STOCKHOLDERS

Information about selling stockholders will be set forth in a prospectus supplement, in a post-effective amendment or in filings we will make with the SEC that are incorporated by reference in this prospectus.

PLAN OF DISTRIBUTION

We and/or one or more selling stockholders may sell the securities offered by this prospectus:

•	to or through underwriting syndicates represented by managing underwriters;

•	through one or more underwriters without a syndicate for them to offer and sell to the public;

•	through dealers or agents;

•	to one or more purchasers directly;

•	through a combination of any of the previous methods of sale; or

•	through any other methods described in a prospectus supplement.

Registration of securities covered by this prospectus does not mean that those securities necessarily will be offered or sold.

The applicable prospectus supplement will describe that offering, including:

•	the securities offered;

•	the purchase price and the proceeds from that sale;

•	the name or names of any underwriters, dealers or agents involved in the sale of the offered securities;

•	the name or names of the selling stockholders and the amounts to be sold by them;

•	any underwriting discounts, commissions agents’ fees and other items constituting underwriters’ or agents’ compensation;

•	any options under which underwriters may purchase additional shares from the selling stockholders;

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange on which the offered securities may be listed.

If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The offered securities may be offered through an underwriting syndicate represented by many underwriters. The obligations of the underwriters to purchase the offered securities will be subject to certain conditions. The underwriters will be obligated to purchase all of the offered securities if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The offered securities may be sold directly by us and/or one or more selling stockholders or through agents. Any agent will be named, and any commissions payable to that agent will be set forth in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis.

We may authorize agents, underwriters or dealers to solicit offers by specified institutions to purchase securities offered by this prospectus pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions set forth in the prospectus supplement. The prospectus supplement will set forth the commission payable for soliciting such contracts.

We and/or one or more selling stockholders may agree to indemnify underwriters, dealers or agents against certain civil liabilities, including liabilities under the Securities Act, and may also agree to contribute payments which the underwriters, dealers or agents may be required to make.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York, or other counsel who is satisfactory to us.

EXPERTS

The consolidated financial statements of The Mosaic Company as of December 31, 2020 and 2019, and for each of the years in the three-year period ended December 31, 2020, and the related financial statement schedule, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2020 have been incorporated by reference herein and in the Registration Statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

34,176,574 Shares

The Mosaic Company

Common Stock

PROSPECTUS SUPPLEMENT

Morgan Stanley

November 4, 2021